UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive
Beaumont, Texas 77705

(Address of principal executive offices, including zip code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2025, MultiSensor AI Holdings, Inc., a Delaware corporation (the “Company”) entered into an at market issuance sales agreement (the “Sales Agreement”) with B. Riley Securities, Inc., as sales agent or principal (the “Agent”), under which the Company may offer and sell shares of the Company’s common stock, par value $0.0001 per share, having an aggregate market value of up to $8,625,000 from time to time through the Agent.

Sales of common stock under the Sales Agreement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through The Nasdaq Capital Market or on any other existing trading market for the Company’s common stock, as applicable, or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company. The Sales Agreement sets parameters for the sale of shares of our common stock, including the maximum number or amount of shares to be sold, the time period during which sales may be made, any limitation on the number or amount of shares that may be sold in any one trading day, and any minimum price below which sales may not be made. The Company intends to use the net proceeds from sales of common stock under the Sales Agreement, if any, for working capital and general corporate purposes.

The Sales Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Agent against certain specified liabilities. The Company will pay the Agent a commission at a mutually agreed rate of up to 3% of the gross sales proceeds from sales of common stock under the Sales Agreement. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by the Agent or the Company in accordance with the terms of the Sales Agreement.

Offers and sales of shares of common stock by the Company, if any, under the Sales Agreement, will be made through a prospectus supplement, dated March 28, 2025, and an accompanying base prospectus, dated January 30, 2025, contained therein (the “Prospectus Supplement”), which together form a part of the Company’s shelf registration statement on Form S-3 (File No. 333-284437), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 23, 2025, and declared effective by the SEC on January 30, 2025. The aggregate market value of the shares of common stock eligible for sale under the Prospectus Supplement is currently $8,625,000, which is based on the limitations of General Instruction I.B.6 of Form S-3.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion of Haynes and Boone, LLP regarding the legality of the shares of common stock that may be issued pursuant to the Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2025, the Company issued a press release announcing its financial results for the fourth fiscal quarter and the twelve months ended December 31, 2024. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

The information contained in Item 2.02 of this Report is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	At Market Issuance Sales Agreement, dated March 28, 2025, by and between MultiSensor AI Holdings, Inc. and B. Riley Securities, Inc., as sales agent.
5.1	Opinion of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).
99.1	Press Release of MultiSensor AI Holdings, Inc., dated March 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: March 28, 2025	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer